HOME EQUITY LOAN-BACKED TERM NOTES, GMACM SERIES 2000-CL1 GROUP 1
                                   Payment Date             02/25/2004

SERVICING CERTIFICATE
Beginning Pool Balance                        89,592,020.71
Beginning PFA                                          0.00
Ending Pool Balance                           86,332,258.67
Ending PFA Balance                                        -
Principal Collections                          2,541,738.65
Principal Draws                                           -
Net Principal Collections                      2,541,738.65

Current Month Repurchases - Units                         6
Current Month Repurchases - Dollars              149,345.57

Active Loan Count                                     3,558

Interest Collections                           1,200,043.58

Weighted Average Net Loan Rate                    15.18396%
Substitution Adjustment Amount                         0.00
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             BEGINNING         ENDING                                                           INTEREST         SECURITY    NOTE
Term Notes    Balance          Balance         Factor         Principal        Interest        Shortfalls       %            Rate
----------    -------          -------         ------         ---------        ---------       ----------       -            ----
Class A-1                0.00             0.00      0.0000000             0.00             0.00            0.00      0.00000 0.00%
Class A-2                0.00             0.00      0.0000000             0.00             0.00            0.00      0.00000 0.00%
Class A-3                0.00             0.00      0.0000000             0.00             0.00            0.00      0.00000 7.57%
Class A-4                0.00             0.00      0.0000000             0.00             0.00            0.00            0 7.89%
Class M         34,256,000.00    34,256,000.00      1.0000000             0.00       248,926.93            0.00  0.106385093 8.72%
Class B         15,942,403.69    12,682,641.65      0.6170701     3,259,762.04       119,568.03            0.00  0.039387086 9.00%

CERTIFICATES       113,525.23

Beginning Overcollateralization Amount        39,393,617.02
Overcollateralization Amount Increase (Decrease)       0.00
Outstanding Overcollateralization Amount      39,393,617.02
Overcollateralization Target Amount           39,393,617.02

Credit Enhancement Draw Amount                         0.00
Unreimbursed Prior Draws                               0.00


                                                                                            NUMBER               PERCENT OF
                                                    BALANCE                                OF LOANS            ENDING BALANCE
Delinquent Loans (30 Days)*                    4,659,262.39                                  193                    5.40%
Delinquent Loans (60 Days)*                    2,781,640.44                                  117                    3.22%
Delinquent Loans (90+ Days)*                   3,914,620.32                                  164                    4.53%
Foreclosed Loans                                  64,973.64                                   3                     0.08%
REO                                                       -                                              -          0.00%

* Delinquency Figures Include Foreclosures, REO,  and Bankruptcy.

                                                                      PERCENT OF
                                      LIQUIDATION TO-DATE    ORIGINAL POOL BALANCE
                                     -----------------------
                                     -----------------------
Beginning Loss Amount                         37,727,689.53
Current Month Loss Amount                        718,023.39                   0.21%
Current Month's Recoveries                       102,555.71
                                     -----------------------
                                     -----------------------
Ending Loss Amount                            38,343,157.21                  11.19%

                                      RECOVERY TO-DATE
                                     -----------------------
                                     -----------------------
Beginning Recovery Amount                      1,920,095.46
Current Month Recovery Amount                    102,555.71
                                     -----------------------
                                     -----------------------
Ending Recovery Amount                         2,022,651.17

                                         SPECIAL HAZARD                                     FRAUD                BANKRUPTCY
Beginning Amount                                       0.00                                           0.00                    0.00
Current Month Loss Amount                              0.00                                           0.00                    0.00
Ending Amount                                             -                                              -                       -

Liquidation Loss Distribution Amounts                  0.00
Extraordinary Event Losses                             0.00
Excess Loss Amounts                                    0.00

CAPITALIZED INTEREST ACCOUNT
Beginning Balance 0.00 Initial Capitalized Interest Account Withdraw 0.00 Withdraw relating to Collection Period 0.00 Remaining CIA Balance Paid to GMACM
0.00 Interest Earned (Zero, Paid to Funding Account) 0.00 Total Ending Balance as of Payment Date 0.00 Interest earned for Collection Period 0.00 Interest withdrawn related to prior Collection Period 0.00


PREFUNDING ACCOUNT
Beginning Balance                                      0.00
Additional Purchases during Revolving Period           0.00
Excess of Draws over Principal Collections            0.00
                                                      ----
Remaining Pre-Funding Balance Paid to Noteholders      0.00
Total Ending Balance as of Payment Date                0.00
Interest earned for Collection Period                  0.00
Interest withdrawn related to prior Collection Period  0.00

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